Exhibit 10.2

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

Pathfinder Acquisition Corporation

1950 University Avenue, Suite 350

Palo Alto, CA 94303

ServiceMax Inc.

4450 Rosewood Drive

Pleasanton, CA, 94588

Ladies and Gentlemen:

This Amended and Restated Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Pathfinder Acquisition Corporation, a Cayman Islands exempted company (“PFDR”), which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined below), ServiceMax Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Investor”), in connection with the Amended and Restated Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Amended and Restated Business Combination Agreement”), by and among PFDR, the Company and Serve Merger Sub, Inc., a Delaware corporation (“Serve Merger Sub”) pursuant to which, among other things, Serve Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger and, after giving effect to such Merger, becoming a wholly-owned subsidiary of PFDR, on the terms and subject to the conditions therein (the transactions contemplated by the Amended and Restated Business Combination Agreement, including the Merger, the “Transaction”).

In connection with the Transaction, PFDR and the Company are seeking commitments from interested investors to purchase, following the Domestication, immediately prior to but contingent upon the closing of the Transaction, shares of PFDR’s common stock, par value $0.00001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”).

The Company, PFDR and the Investor entered into a Subscription Agreement (the “Original Subscription Agreement”), dated July 15, 2021, pursuant to which the Investor agreed to purchase up to $[   ] of shares of common stock of the Company for a purchase price of $10.00 per share, in connection with the Business Combination Agreement dated as of July 15, 2021, pursuant to which, among other things, following the occurrence of a pre-closing reorganization of the Company, (a) Stronghold Merger Sub, Cayman Islands exempted company, would merge with and into PFDR (the “First Merger”), with PFDR as the surviving company in the First Merger, and, (b) promptly following the First Merger, PFDR would merge with and into the Company, with the Company as the surviving company. In connection with the entry into the Amended and Restated Business Combination Agreement, the parties wish to amend and restate the Original Subscription Agreement (which, for the avoidance of doubt, is hereby superseded and replaced in its entirety with this Subscription Agreement), as contemplated by Section 11(f) of the Original Subscription Agreement.

On or about the date of this Subscription Agreement, PFDR is entering into amended and restated subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 1,037,500 Shares, at the Per Share Purchase Price.

Prior to the closing of the Transaction (and as more fully described in the Amended and Restated Business Combination Agreement), PFDR intends to transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Part XII of the Cayman Islands Companies Act (as revised), pursuant to which PFDR’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”).

Confidential

The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto), which shall be reduced if and as necessary so that Investor, in its reasonable discretion, may ensure that its acquisition of voting securities of PFDR pursuant to this Subscription Agreement will be exempt from the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder pursuant to 15 U.S.C. § 18a(c)(10), is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, PFDR and the Company acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from PFDR the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that PFDR reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by PFDR only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company and PFDR; the Company and PFDR may each do so in counterpart form. Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by PFDR pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, but immediately prior to the effectiveness of, the Transaction (the date the Closing so occurs, the “Closing Date”). Upon (a) satisfaction or waiver in writing of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) PFDR to the Investor (the “Closing Notice”), that PFDR reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to PFDR, three (3) business days prior to the closing date specified in the Closing Notice, (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by PFDR in the Closing Notice, such funds to be held in escrow by PFDR until Closing and (ii) any other information that is reasonably requested in the Closing Notice in order for PFDR to issue the Investor’s Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, PFDR shall (a) issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on PFDR’s share register and (b) provide evidence from its transfer agent of the issuance of such Shares to the Investor in book entry form on and as of the Closing Date; provided, however, that PFDR’s obligation to issue the Shares to the Investor is contingent upon PFDR having received the Subscription Amount in full accordance with this Section 2. Notwithstanding anything herein to the contrary, in the event the Closing does not occur within five (5) business days after the closing date specified in the Closing Notice, PFDR shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in San Francisco, California or the governmental authorities in the Cayman Islands are open for the general transaction of business, provided that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) (A) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing;

(ii) PFDR’s listing application with The Nasdaq Stock Market (“Nasdaq”) or the New York Stock Exchange (the “NYSE”) in connection with the transactions contemplated by this Subscription Agreement shall have been conditionally approved and, immediately following the consummation of the Transaction, PFDR’s common stock shall have been approved for issuance on Nasdaq or the NYSE, subject only to official notice of issuance thereof;

(iii) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent PFDR from consummating the transaction contemplated hereby, including the issuance and sale of the Shares, and except as would not be reasonably likely to have, individually or in the aggregate, a PFDR Material Adverse Effect (as defined below); and

(iv) all conditions precedent to the closing of the Transaction under the Amended and Restated Business Combination Agreement shall have been satisfied (as determined by the parties to the Amended and Restated Business Combination Agreement and other than those conditions under the Amended and Restated Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement) or waived.

b. The obligation of PFDR to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date; and (ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it prior to the Closing Date shall have been performed by it in all material respects. For the avoidance of doubt, any reference to the representations and warranties contained in this Subscription Agreement and the obligations, covenants and agreements required by this Subscription Agreement shall be solely to the representations and warranties contained in this Subscription Agreement and the obligations, covenants and agreements required by this Subscription Agreement, as applicable, and shall not be interpreted to refer to the representations and warranties contained in the Original Subscription Agreement or the obligations, covenants and agreements required to be performed by the Original Subscription Agreement, as applicable.

c. The obligation of the Investor to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of PFDR and the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by PFDR and the Company of each of the representations and warranties of PFDR and the Company, as applicable, contained in this Subscription Agreement in all material respects as of the Closing Date; (ii) all obligations, covenants and agreements of PFDR and the Company required by this Subscription Agreement to be performed by them at or prior to the Closing Date shall have been performed in all material respects; and (iii) the Amended and Restated Business Combination Agreement shall not have been modified or amended, in each case, in a manner that materially and adversely affects the economic benefits that the Investor (in its capacity as such) would reasonably be expected to receive as a result of the subscription made hereby. For the avoidance of doubt, any reference to the representations and warranties contained in this Subscription Agreement and the obligations, covenants and agreements required by this Subscription Agreement shall be solely to the representations and warranties contained in this Subscription Agreement and the obligations, covenants and agreements required by this Subscription Agreement, as applicable, and shall not be interpreted to refer to the representations and warranties contained in the Original Subscription Agreement or the obligations, covenants and agreements required to be performed by the Original Subscription Agreement, as applicable.

4. Further Assurances. At or prior to the Closing Date, PFDR, the Company and the Investor shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. PFDR Representations and Warranties. PFDR represents and warrants to the Investor that:

a. PFDR is an exempted company duly formed, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concepts exist in such jurisdiction). PFDR has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under PFDR’s certificate of incorporation and bylaws (each as adopted on the Closing Date) by contract or under the General Corporation Law of the State of Delaware, other than such rights as have been or will have been waived prior to the Closing Date.

c. This Subscription Agreement has been duly authorized, executed and delivered by PFDR and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and the Investor, this Subscription Agreement is enforceable against PFDR in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by PFDR with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PFDR or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which PFDR or any of its subsidiaries is a party or by which PFDR or any of its subsidiaries is bound or to which any of the property or assets of PFDR is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of PFDR and its subsidiaries, taken as a whole (a “PFDR Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of PFDR to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of PFDR; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PFDR or any of its properties that would reasonably be expected to have a PFDR Material Adverse Effect or materially affect the validity of the Shares or the legal authority of PFDR to timely comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all registration statements and reports, in each case, as amended (the “SEC Reports”), required to be filed by PFDR with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or if amended, as of the filing of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of PFDR included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, in the case of an SEC Report that is amended, as of the date of such amendment) and fairly present in all material respects the financial position of PFDR as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). To the knowledge of PFDR, there are no material outstanding or unresolved comments in comment letters received by PFDR from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

f. Except for (a) such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a PFDR Material Adverse Effect and (b) any shareholder demands or other shareholder Proceedings (as defined in the Business Combination Agreement) relating to the Business Combination, any Ancillary Document (as defined in the Business Combination Agreement) or any matters relating thereto, filed or threatened as of the date hereof and disclosed to the Investors, there is (i) no action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or to the knowledge of PFDR, threatened against PFDR or (ii) no judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PFDR.

g. PFDR is not, and immediately after receipt of payment for the Shares and the consummation of the Transaction and the transactions contemplated by the Other Subscription Agreements will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

h. PFDR has not entered into any side letter, agreement or understanding (written or oral) with any Other Investor relating to or modifying such Other Investor’s investment in PFDR pursuant to the Other Subscription Agreements. No Other Subscription Agreement contains terms and conditions that are materially more advantageous to any Other Investor, investor or potential investor as compared to this Subscription Agreement. The Other Subscriptions Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. The Other Subscription Agreements reflect the same purchase price per share as the Per Share Purchase Price in this Subscription Agreement and do not contain any put, anti-dilution, conversion, warrant or other rights to purchase, sell, or receive equity or debt securities or cash of PFDR, the Company or Serve Merger Sub that are not also in this Subscription Agreement (except the number of shares of common stock to be sold and purchased pursuant to the Other Subscription Agreements).

i. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Shares by PFDR to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. As of the date hereof, the issued and outstanding Class A Ordinary Shares of PFDR are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq under the symbol “PFDR” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in PFDR’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of PFDR, threatened against PFDR by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of PFDR’s Class A Ordinary Shares. PFDR has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Shares. Upon consummation of the Transaction, PFDR’s common stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq or the NYSE, and the Shares issued hereunder will be approved for listing on the Nasdaq or the NYSE, subject to official notice of issuance.

k. As of the date of this Subscription Agreement, the authorized capital stock of PFDR consists of (i) 300,000,000 Class A Ordinary Shares, (ii) 30,000,000 Class B Ordinary Shares and (iii) 1,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 32,500,000 Class A Ordinary Shares of PFDR are issued and outstanding, (B) 8,125,000 Class B Ordinary Shares of PFDR are issued and outstanding, (C) 10,750,000 warrants to purchase Class A Ordinary Shares of PFDR are issued and outstanding, and (D) no preference shares are issued and outstanding. All (1) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares of PFDR have been duly authorized and validly issued, are fully paid and are non-assessable and (2) issued and outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Amended and Restated Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from PFDR any Class A Ordinary Shares, Class B Ordinary Shares or other equity interests in PFDR, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, PFDR has no subsidiaries, other than Serve Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which PFDR is a party or by which it is bound relating to the voting of any securities of PFDR, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Amended and Restated Business Combination Agreement.

l. PFDR is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a PFDR Material Adverse Effect. PFDR has not received any written communication from a governmental authority that alleges that PFDR is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a PFDR Material Adverse Effect.

m. Neither PFDR nor any of its officers, directors, or employees, or to PFDR’s knowledge, any of their other representatives is or has been, since July 1, 2018, (1) a person named on any Sanctions and Export Control Laws-related list of designated persons maintained by a governmental entity; (2) located, organized or resident in a country or territory which is (or the government of which is) itself the subject of or target of comprehensive Sanctions and Export Control Laws (at the time of this Subscription Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, and Syria); (3) an entity fifty percent (50%) or more-owned, directly or indirectly, by one or more persons described in clause (1) or (2); or (4) otherwise engaging in dealings with or for the benefit of any Person described in clauses (1) - (3), in each case in violation of applicable Sanctions and Export Control Laws or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service. For purposes of this Subscription Agreement, “Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

n. Neither PFDR nor any of its officers, directors, or employees, or to PFDR’s knowledge, any of their other representatives has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or any other person for any improper purpose or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment, in each case in violation of any applicable anti-corruption laws.

o. Other than the placement agents identified in Section 7, PFDR has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and PFDR is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to such placement agents.

6. Company Representations and Warranties. The Company represents and warrants to the Investor that:

a. The Company is duly formed, validly existing and in good standing under the laws of the state of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of PFDR and the Investor, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery of the Subscription Agreement and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to timely comply in all material respects with this Subscription Agreement.

d. Except for (a) such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and (b) any shareholder demands or other shareholder Proceedings (as defined in the Business Combination Agreement) relating to the Business Combination, any Ancillary Document (as defined in the Business Combination Agreement) or any matters relating thereto, filed or threatened as of the date hereof and disclosed to the Investors, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

e. The Company is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Company Material Adverse Effect.

f. The Company is not, and immediately after the consummation of the Transaction and the transactions contemplated by the Other Subscription Agreements will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. Neither the Company nor, any of its officers, directors, or employees, or to the Company’s knowledge, any of their other representatives is or has been, since July 1, 2018, (1) a person named on any Sanctions and Export Control Laws-related list of designated persons maintained by a governmental entity; (2) located, organized or resident in a country or territory which is (or the government of which is) itself the subject of or target of comprehensive Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, and Syria); (3) an entity fifty percent (50%) or more-owned, directly or indirectly, by one or more persons described in clause (1) or (2); or (4) otherwise engaging in dealings with or for the benefit of any Person described in clauses (1) - (3), in each case in violation of applicable Sanctions and Export Control Laws or the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service.

h. Neither the Company nor, any of its officers, directors, or employees, or to the Company’s knowledge, any of their other representatives has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or any other person for any improper purpose or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment, in each case in violation of any applicable anti-corruption laws.

i. The Company has not entered into any side letter, agreement or understanding (written or oral) with any Other Investor relating to or modifying such Other Investor’s investment in the Company pursuant to the Other Subscription Agreement. No Other Subscription Agreement contains terms and conditions that are materially more advantageous to any Other Investor, investor or potential investor as compared to this Subscription Agreement. The Other Subscriptions Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. The Other Subscription Agreements reflect the same purchase price per share as the Per Share Purchase Price in this Subscription Agreement and do not contain any put, anti-dilution, conversion, warrant or other rights to purchase, sell, or receive equity or debt securities or cash of PFDR, the Company or Serve Merger Sub that are not also in this Subscription Agreement (except the number of shares of common stock to be sold and purchased pursuant to the Other Subscription Agreements).

7. Investor Representations and Warranties. The Investor represents and warrants to PFDR and the Company that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring its entire beneficial ownership interest in the Shares for its own account (or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements made herein on behalf of each owner of each such account), and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

b. The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transaction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares without reliance on Deutsche Bank Securities Inc. (“Deutsche Bank”), Citigroup Global Markets Inc. (“Citi”), William Blair & Company, L.L.C. (“William Blair”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), and RBC Capital Markets, LLC (“RBC”) or any of their respective affiliates (collectively, the “Placement Agents”). Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

c. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to PFDR or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry for the Shares or certificates representing the Shares shall contain a notation or restrictive legend, as applicable, to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that PFDR files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from PFDR. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of PFDR, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of PFDR expressly set forth in Section 5 and of the Company expressly set forth in Section 6 of this Subscription Agreement. Except for the representations, warranties and agreements of PFDR and the Company expressly set forth herein, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of PFDR and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

e. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including the Transaction and the business of the Company, PFDR and their respective subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed PFDR’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor acknowledges that as part of the Transaction PFDR is expected to file a registration statement under the Securities Act, including a preliminary prospectus and proxy statement (the “Transaction Proxy”), which will contain additional information about the Transaction, the Company and PFDR which the Investor will not have the opportunity to review prior to entering this Subscription Agreement.

g. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor, PFDR, the Company or a representative of PFDR or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor, PFDR, the Company or a representative of PFDR or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, PFDR, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of PFDR contained in Section 5 and of the Company in Section 6 of this Subscription Agreement, in making its investment or decision to invest in PFDR and (ii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any provisions thereof, or (B) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning PFDR, the Company or the Transaction.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in PFDR’s filings with the SEC and those which will be set forth in the Transaction Proxy. The Investor is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

i. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in PFDR. The Investor acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of PFDR and the Company in this Subscription Agreement. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning PFDR, the Company, the Transaction, the Amended and Restated Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

k. The Investor acknowledges that the Placement Agents: (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to PFDR, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares and have not provided any advice or recommendation in connection with the Transaction, (iii) are acting solely as placement agents in connection with the Transaction and are not acting as an underwriter or in any other capacity and are not and shall not be construed as a fiduciary for the Investor, the Company, PFDR or any other person or entity in connection with the purchase of Shares, and (iv) may have existing or future business relationships with PFDR and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

l. The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, PFDR or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

m. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

n. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

o. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any material agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and signatory, if the Investor is an individual, has legal compliance and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of PFDR and the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

p. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

q. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

r. None of the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to PFDR, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by PFDR or the Company.

s. In connection with the purchase, sale and issuance of the Shares, no Placement Agent has acted as the Investor’s financial advisor or fiduciary.

t. The Investor is aware that Citigroup Global Markets Inc. is acting as one of PFDR’s placement agents and is also acting as financial advisor to the Company in connection with the Transaction. The Investor (for itself and for each account for which such Investor is acquiring Shares) is aware that (x) Deutsche Bank, Citi, William Blair, Stifel and RBC are acting as placement agents for PFDR, that Deutsche Bank is acting as capital markets advisor to PFDR in connection with the potential Business Combination, and Citi or its affiliate is acting as capital markets advisor and financial advisor to the Company in connection with the Business Combination and (y) Deutsche Bank, Stifel and RBC will receive deferred underwriting commissions (the “Deferred Underwriting Commissions”) as disclosed in PFDR’s prospectus, dated February 16, 2021 upon the closing of the Business Combination.

u. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

v. The Investor has or has commitments to have and, when required to deliver payment to PFDR pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, PFDR agrees that, within thirty (30) calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies PFDR that it will “review” the Registration Statement) and (ii) ten (10) business days after PFDR is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. In connection with the foregoing, Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. PFDR agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the fourth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). Prior to the End Date, PFDR will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents PFDR from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise (and notwithstanding that PFDR used diligent efforts to advocate with the staff of the SEC for the registration of all or a greater part of the Shares), such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, PFDR shall amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement and use its commercially reasonable efforts to cause such amendment or Registration Statement to become effective as promptly as practicable. The Investor agrees to disclose its ownership to PFDR upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. PFDR may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after PFDR becomes eligible to use such Form S-3. The Investor acknowledges and agrees that PFDR may suspend the use of any such registration statement if the Board of Directors of PFDR determines, in good faith and upon the advice of external legal counsel, that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) PFDR shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) PFDR shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable. PFDR’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to PFDR such information regarding the Investor, the securities of PFDR held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by PFDR to effect the registration of such Shares, and shall execute such documents in connection with such registration as PFDR may reasonably request that are customary of a selling stockholder in similar situations. PFDR shall use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall PFDR be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review.

b. If the Shares are either eligible to be sold (A) pursuant to an effective Registration Statement or (B) without restriction under Rule 144, then at the Investor’s request, PFDR shall use its commercially reasonable efforts to cause its transfer agent to remove any remaining restrictive legend set forth on such Shares. In connection therewith, if required by PFDR’s transfer agent, PFDR will promptly use its commercially reasonable efforts to cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such shares without any such legend; provided, that Investor shall promptly provide such representation letters as may be reasonably requested by PFDR’s counsel in support of such opinion.

c. PFDR shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, (iii) of the receipt by PFDR of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from PFDR (which notice shall not contain any material non-public information regarding PFDR) of the happening of any event contemplated in clauses (ii) through (vi) above during the period that the Registration Statement is effective, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which PFDR agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PFDR that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by PFDR except (A) for disclosure to the Investor’s employees, affiliates, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. PFDR shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (ii) through (iv) above, except for such times as PFDR is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, PFDR shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d. For purposes of this Section 8, “Shares” shall mean, as of the date of any determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

e. Indemnification

(i) PFDR agrees, notwithstanding any termination of this Subscription Agreement, to indemnify and hold harmless, to the extent permitted by law and to the extent a seller under the Registration Statement, the Investor, its directors, officers, employees, and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) caused by or based upon (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus or amendment thereof or supplement thereto, in light of the circumstances in which they were made) not misleading, or (B) any violation or alleged violation by PFDR of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Subscription Agreement, except insofar and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely on information regarding the Investor furnished in writing to PFDR by or on behalf of the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 8(e)(i) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of PFDR (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall PFDR be liable for any Losses to the extent they arise out of or are based upon a violation which occurs in reliance upon and in conformity with written information furnished by the Investor to PFDR.

(ii) The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless PFDR, its directors, officers, employees and agents and each person who controls PFDR (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses arising out of or that are based upon any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus or amendment thereof or supplement thereto, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to PFDR by or on behalf of the Investor expressly for use in the Registration Statement or a Prospectus; provided, however, that the indemnification contained in this Section 8(e)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of such Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation.

(iii) If the indemnification provided under this Section 8 from the Indemnifying Party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by (or not supplied by, in the case of an omission or alleged omission), such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in this Section 8 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(e) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this section shall be individual, not joint and several, and in no event shall the liability of Investor hereunder exceed the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation.

(iv) Any person entitled to indemnification herein (the “Indemnified Party”) shall (A) give prompt written notice to the indemnifying party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not actually and materially prejudiced the Indemnifying Party) and (B) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. An Indemnifying Party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of legal counsel to any Indemnified Party, a conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to such claim. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnifying Party of a release from all liability in respect to such claim or litigation.

(v) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, employee, agent, affiliate or controlling person of such Indemnified Party.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Amended and Restated Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) 10 days after the Termination Date (as defined in the Amended and Restated Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder, or (d) at Investor’s sole election, if the structure of the Transaction is amended, altered or otherwise changed such that the description of the Merger, each as described in the first paragraph of this Subscription Agreement, is no longer accurate and it changes Investor's antitrust analysis in an adverse manner in Investor's reasonable discretion (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. PFDR shall notify the Investor in writing of the termination of the Amended and Restated Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to PFDR in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that PFDR is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving PFDR and one or more businesses or assets. The Investor further acknowledges that, as described in PFDR’s prospectus relating to its initial public offering dated February 16, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of PFDR’s assets consist of the cash proceeds of PFDR’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of PFDR, its public shareholders and the underwriters of PFDR’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to PFDR to pay its tax obligations, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of PFDR entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Ordinary Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Ordinary Shares, except to the extent that the Investor has otherwise agreed with PFDR, the Company, or any of their respective affiliates to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Company and PFDR; and (ii) the Investor's rights under Section 8 may be assigned to a permitted assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 11 shall relieve the Investor of its obligations hereunder.

b. The Company and PFDR may each request from the Investor such additional information as the Company or PFDR, as applicable, may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, each of the Company and PFDR agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement or prospectus the Company or PFDR is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s or PFDR’s securities are to be listed for trading. The Investor acknowledges and agrees that if it does not provide the Company or PFDR with such requested information, the Company and/or PFDR, as applicable, may not be able to register the Investor's Shares for resale pursuant to Section 8 hereof. The Investor acknowledges that each of the Company and PFDR may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement or prospectus of the Company or PFDR, as applicable.

c. The Investor acknowledges that PFDR, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify PFDR, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify PFDR, the Company and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from PFDR will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. PFDR, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement, including, but subject to the proviso at the end of this Section 11(d), the representations and warranties of all of the parties hereto, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give the Company, PFDR or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of PFDR set forth in this Subscription Agreement and in no event shall PFDR be entitled to rely on any of the representations and warranties of the Company set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(e), Section 9, Section 11(c), Section 11(d), this Section 11(g) and Section 12 in each case with respect to the persons specifically referenced therein, and Section 7 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf, including via DocuSign) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of PFDR (including the Shares), other than as contemplated by the Amended and Restated Business Combination Agreement or any agreement contemplated by the Amended and Restated Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such addresses or email addresses set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to PFDR.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of PFDR and the Company expressly contained in Section 5 and Section 6 of this Subscription Agreement, respectively, in making its investment or decision to invest in PFDR. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Amended and Restated Business Combination Agreement or any Non-Party Affiliate (other than PFDR and the Company with respect to the previous sentence), shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by PFDR, the Company, the Placement Agents or any Non-Party Affiliate concerning PFDR, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of PFDR, the Company, any Placement Agent or any of PFDR’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing. The Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of Shares pursuant to this Subscription Agreement. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of Shares pursuant to this Subscription Agreement. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of Shares pursuant to this Subscription Agreement. This undertaking is given freely and after obtaining independent legal advice.

13. Relationships. For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any Other Investor. Each party to this Subscription Agreement acknowledges that the decision of the Investor to purchase the Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Other Investor or any other investor in the Company or PFDR and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, PFDR or any of their respective subsidiaries which may have been made or given by any Other Investor or investor in the Company or PFDR or by any agent or employee of such Other Investor or investor, and neither the Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or investor pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor shall be entitled to independently protect and enforce its rights, including without limitations the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

14. Disclosure. PFDR shall, by 9:00 a.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that PFDR has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of PFDR and the Company, the Investor shall not be in possession of any material, non-public information received from PFDR or the Company or any of their respective officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with PFDR, the Company or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, neither PFDR nor the Company shall publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which PFDR’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 14.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by PFDR in the Closing Notice.

IN WITNESS WHEREOF, PFDR has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

PATHFINDER ACQUISITION CORPORATION

By:
Name:
Title:

Date:

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

SERVICEMAX INC.

By:
Name:
Title:

Date:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

Investor is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has checked the appropriate box(es) below indicating the applicable provision under which the Investor qualifies as such:

☐	Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of PFDR being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	Investor is an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐	Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by PFDR in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	An entity in which all of the equity owners are accredited investors.

☐	An entity, of a type not listed in Rule 501(a)(1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000

☐	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;.

☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office (as defined immediately above) and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (iii) of such definition.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) Investor:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144) of PFDR or acting on behalf of an affiliate of the Company.

26